SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-TRANS-LUX CORP
GAMCO ASSET MANAGEMENT INC.
11/26/07 6,000 5.0000
11/23/07 200 4.7500
11/08/07 1,000 5.0000
10/15/07 1,000 5.6100
10/05/07 1,000 5.6500
10/03/07 3,000 5.4450
GABELLI FUNDS, LLC.
GABELLI SMALL CAP GROWTH FUND
10/29/07 10,000 5.3000
GABELLI DIVIDEND & INCOME TR
11/26/07 7,100 5.0000
GABELLI CONVERTIBLE FUND
11/21/07 1,000- 4.6200
10/29/07 5,000- 5.3000
10/02/07 4,100- 5.0000
9/26/07 100- 5.4000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.